EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

I, Kenneth E. Puzder, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that to the best of my knowledge the Quarterly Report of Exactus, Inc. on Form 10Q for the fiscal period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this Quarterly Report on Form 10Q fairly presents in all material respects the financial condition and results of operations of Exactus, Inc.

Date: November 14, 2019

By:        /s/ Kenneth E. Puzder
Name:   Kenneth E. Puzder
Title:     Chief Financial Officer (Principal Financial Officer)